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Exhibit (l)(A)

April 29, 2025

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017

Re:	TIAA Separate Account VA-3

Post-Effective Amendment No. 25 to the Registration Statement on Form N-4

File Nos. 333-134820 and 811-21907

Ladies and Gentlemen:

We have acted as counsel to TIAA Separate Account VA-3, established under the laws of the state of New York as a separate account of Teachers Insurance and Annuity Association of America, regarding the federal securities laws applicable to the issuance and sale of the units of interest described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal matters” in the statement of additional information filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields, P.A. Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.